                                                                     EXHIBIT 2.1

       AGREEMENT AND PLAN OF REORGANIZATION among PET QUARTERS, INC., an Arkansas corporation ("Pet Quarters"), WELLSTONE ACQUISITION CORPORATION, a Delaware corporation ("Wellstone") and the persons listed in Exhibit A hereof (collectively the "Shareholders"), being the owners of record of all the issued and outstanding stock of Wellstone.

       Whereas, Pet Quarters wishes to acquire and the Shareholders wish to transfer all of the issued and outstanding securities of Wellstone in a transaction intended to qualify as a reorganization within the meaning of Section368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "Exchange").

       Now, therefore, Pet Quarters, Wellstone, and the Shareholders adopt this plan of reorganization and agree as follows:

       1. EXCHANGE OF STOCK

       1.1. NUMBER OF SHARES. The Shareholders agree to transfer to Pet Quarters at the Closing (defined below) the number of shares of common stock of Wellstone, $0.0001 par value per share, shown opposite their names in Exhibit A, in exchange for an aggregate of 130,208 shares of voting common stock of Pet Quarters, $.001 par value per share.

       1.2. EXCHANGE OF CERTIFICATES. Each holder of an outstanding certificate or certificates theretofore representing shares of Wellstone common stock shall surrender such certificate(s) for cancellation to Pet Quarters, and shall receive in exchange a certificate or certificates representing the number of full shares of Pet Quarters common stock into which the shares of Wellstone common stock represented by the certificate or certificates so surrendered shall have been converted. The transfer of Wellstone shares by the Shareholders shall be effected by the delivery to Pet Quarters at the Closing of certificates representing the transferred shares endorsed in blank or accompanied by stock powers executed in blank.

       1.3. FURTHER ASSURANCES. At the Closing and from time to time thereafter, the Shareholders shall execute such additional instruments and take such other action as Pet Quarters may request in order more effectively to sell, transfer, and assign the transferred stock of Wellstone to Pet Quarters and to confirm Pet Quarters' title thereto.

       2. CLOSING

       2.1. DATE AND PLACE. The Closing contemplated herein shall be held at the offices of the Exchange Agent provided for herein without requiring the meeting of the parties hereof. All proceedings to be taken and all documents to be executed at the Closing shall be deemed to have been taken, delivered and executed simultaneously, and no proceeding shall be deemed taken nor documents deemed executed or delivered until all have been taken, delivered and executed. The date of Closing may be accelerated or extended by agreement of the parties.

       2.2. EXECUTION OF DOCUMENTS. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission required by this agreement or any signature required thereon may be used in lieu of an original writing or transmission or signature for any and all purposes for which the original could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission or original signature.

       3. UNEXCHANGED CERTIFICATES. Until surrendered, each outstanding certificate that prior to the Closing represented Wellstone common stock shall be deemed for all purposes, other than the payment of dividends or other distributions, to evidence ownership of the number of shares of Pet Quarters common stock into which it was converted. No dividend or other distribution shall be paid to the holders of certificates of Wellstone common stock until presented for exchange at which time any outstanding dividends or other distributions shall be paid.

       4. REPRESENTATIONS AND WARRANTIES OF WELLSTONE

       Wellstone represents and warrants as follows:

       4.1. CORPORATE ORGANIZATION AND GOOD STANDING. Wellstone is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and is qualified to do business as a foreign corporation in each jurisdiction, if any, in which its property or business requires such qualification.

       4.2. REPORTING COMPANY STATUS. Wellstone has filed with the Securities and Exchange Commission a registration statement on Form 10-SB which became effective without condition on January 10, 2000 pursuant to the Securities Exchange Act of 1934 and is, and will be at Closing, a reporting company pursuant to Section 12(g) thereunder.

       4.3. REPORTING COMPANY FILINGS. Wellstone has timely filed and is current on all reports required to be filed by it pursuant to Section 13 of the Securities Exchange Act of 1934.

       4.4. CAPITALIZATION. Wellstone's authorized capital stock consists of 100,000,000 shares of common stock, $.0001 par value, of which 5,000,000 shares are issued and outstanding, and 20,000,000 shares of non-designated preferred stock of which no shares are designated or issued.

       4.5. ISSUED STOCK. All the outstanding shares of its common stock are owned by the Shareholders and duly authorized and validly issued, fully paid and non-assessable.

       4.6. STOCK RIGHTS. Except as may be set out by attached schedule, there are no stock grants, options, rights, warrants or other rights to purchase or obtain Wellstone common or preferred Stock issued or committed to be issued.

       4.7. CORPORATE AUTHORITY. Wellstone has all requisite corporate power and authority to own, operate and lease its properties, to carry on its business as it is now being conducted and to execute, deliver, perform and conclude the transactions contemplated by this agreement and all other agreements and instruments related to this agreement.

       4.8. AUTHORIZATION. Execution of this agreement has been duly authorized and approved by Wellstone's board of directors.

       4.9. SUBSIDIARIES. Except as may be set out by attached schedule, Wellstone has no subsidiaries.

       4.10. FINANCIAL STATEMENTS. Wellstone's financial statements dated October 31, 1999, copies of which will have been delivered by Wellstone to Pet Quarters prior to the Closing (the "Wellstone Financial Statements"), fairly present the financial condition of Wellstone as of the date therein and the results of its operations for the periods then ended in conformity with generally accepted accounting principles consistently applied.

       4.11. ABSENCE OF UNDISCLOSED LIABILITIES. Except to the extent reflected or reserved against in the Wellstone Financial Statements, Wellstone did not have at that date any liabilities or obligations (secured, unsecured, contingent, or otherwise) of a nature customarily reflected in a corporate balance sheet prepared in accordance with generally accepted accounting principles.

       4.12. NO MATERIAL CHANGES. Except as may be set out by attached schedule, there has been no material adverse change in the business, properties, liabilities, or financial condition of Wellstone since the date of the Wellstone Financial Statements.

       4.13. LITIGATION. Except as may be set out by attached schedule, there is not, to the knowledge of Wellstone, any pending, threatened, or existing litigation, bankruptcy, criminal, civil, or regulatory proceeding or investigation, threatened or contemplated against Wellstone or against any of its officers.

       4.14. CONTRACTS. Except as may be set out by attached schedule, Wellstone is not a party to any material contract not in the ordinary course of business that is to be performed in whole or in part at or after the date of this agreement.

       4.15. TITLE. Except as may be set out by attached schedule, Wellstone has good and marketable title to all the real property and good and valid title to all other property included in the Wellstone Financial Statements. Except as set out in the balance sheet thereof, the properties of Wellstone are not subject to any mortgage, encumbrance, or lien of any kind except minor encumbrances that do not materially interfere with the use of the property in the conduct of the business of Wellstone.

       4.16. TAX RETURNS. Except as may be set out by attached schedule, all required tax returns for federal, state, county, municipal, local, foreign and other taxes and assessments have been properly prepared and filed by Wellstone for all years for which such returns are due unless an extension for filing any such return has been filed. Any and all federal, state, county, municipal, local, foreign and other taxes and assessments, including any and all interest, penalties and additions imposed with respect to such amounts have been paid or provided for. The provisions for federal and state taxes reflected in the Wellstone Financial Statements are adequate to cover any such taxes that may be assessed against Wellstone in respect of its business and its operations during the periods covered by the Wellstone Financial Statements and all prior periods, and for all periods to the date hereof.

       4.17. NO VIOLATION. Consummation of the Exchange will not constitute or result in a breach or default under any provision of any charter, bylaw, indenture, mortgage, lease, or agreement, or any order, judgment, decree, law, or regulation to which any property of Wellstone is subject or by which Wellstone is bound.

       5. REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

       The Shareholders, individually and separately, represent and warrant as follows:

       5.1. TITLE TO SHARES. The Shareholders, and each of them, are the owners, free and clear of any liens and encumbrances, of the number of Wellstone shares which are listed in the attached Exhibit A and which they have contracted to exchange. The Wellstone shares owned by the Shareholders constitute 100% of the issued and outstanding common shares of Wellstone.

       5.2. LITIGATION. There is no litigation or proceeding pending, or to each Shareholder's knowledge threatened, against or relating to shares of Wellstone held by the Shareholders.

       5.3 DISCLOSURE. The Shareholders acknowledge that they have been provided with a copy of the Form 10-SB as filed by Pet Quarters with the Securities and Exchange Commission ("Form 10-SB").

       6. REPRESENTATIONS AND WARRANTIES OF PET QUARTERS

       Pet Quarters represents and warrants as follows:

       6.1. CORPORATE ORGANIZATION AND GOOD STANDING. Pet Quarters is a corporation duly organized, validly existing, and in good standing under the laws of the State of Arkansas and is qualified to do business as a foreign corporation in each jurisdiction, if any, in which its property or business requires such qualification.

       6.2. CAPITALIZATION. Pet Quarters' authorized capital stock consists of 40,000,000 shares of common stock, $.001 par value, of which 11,653,244 shares were issued and outstanding as of December 31, 1999, and 10,000,000 shares of preferred stock, $.001 par value, of which no shares are issued and outstanding.

       6.3. ISSUED STOCK. All the outstanding shares of its common stock are duly authorized and validly issued, fully paid and non-assessable.

       6.4. STOCK RIGHTS. Except as may be set out by attached schedule or in the Form 10-SB, there are no stock grants, options, rights, warrants or other rights to purchase or obtain Pet Quarters common or preferred Stock issued or committed to be issued.

       6.5. CORPORATE AUTHORITY. Pet Quarters has all requisite corporate power and authority to own, operate and lease its properties, to carry on its business as it is now being conducted and to execute, deliver, perform and conclude the transactions contemplated by this agreement and all other agreements and instruments related to this agreement.

       6.6. AUTHORIZATION. Execution of this agreement has been duly authorized and approved by Pet Quarters' board of directors.

       6.7. SUBSIDIARIES. Except as may be set out by attached schedule or in the Form 10-SB, Pet Quarters has no subsidiaries.

       6.8. FINANCIAL STATEMENTS. Pet Quarters' audited financial statements dated as of June 30, 1999 and unaudited financial statements dated as of December 31, 1999, copies of which will have been delivered by Pet Quarters to Wellstone prior to the Exchange Date (the "Pet Quarters Financial Statements"), fairly present the financial condition of Pet Quarters as of the dates therein and the results of its operations for the periods then ended in conformity with generally accepted accounting principles consistently applied.

       6.9. ABSENCE OF UNDISCLOSED LIABILITIES. Except to the extent reflected or reserved against in the Pet Quarters Financial Statements, Pet Quarters did not have at that date any liabilities or obligations (secured, unsecured, contingent, or otherwise) of a nature customarily reflected in a corporate balance sheet prepared in accordance with generally accepted accounting principles.

       6.10. NO MATERIAL CHANGES. Except as may be set out by attached schedule, there has been no material adverse change in the business, properties, or financial condition of Pet Quarters since the date of the most recent Pet Quarters Financial Statements.

       6.11. LITIGATION. Except as may be set out by attached schedule, there is not, to the knowledge of Pet Quarters, any pending, threatened, or existing litigation, bankruptcy, criminal, civil, or regulatory proceeding or investigation, threatened or contemplated against Pet Quarters or against any of its officers.

       6.12. CONTRACTS. Except as may be set out by attached schedule or in the Form 10-SB, Pet Quarters is not a party to any material contract not in the ordinary course of business that is to be performed in whole or in part at or after the date of this agreement.

       6.13. TITLE. Except as may be set out by attached schedule, Pet Quarters has good and marketable title to all the real property and good and valid title to all other property included as owned property in the Pet Quarters Financial Statements. Except as set out in the balance sheet thereof, the properties of Pet Quarters are not subject to any mortgage, encumbrance, or lien of any kind except minor encumbrances that do not materially interfere with the use of the property in the conduct of the business of Pet Quarters.

       6.14. TAX RETURNS. Except as may be set out by attached schedule, all required tax returns for federal, state, county, municipal, local, foreign and other taxes and assessments have been properly prepared and filed by Pet Quarters for all years for which such returns are due unless an extension for filing any such return has been filed. Any and all federal, state, county, municipal, local, foreign and other taxes and assessments, including any and all interest, penalties and additions imposed with respect to such amounts have been paid or provided for. The provisions for federal and state taxes reflected in the Pet Quarters Financial Statements are adequate to cover any such taxes that may be assessed against Pet Quarters in respect of its business and its operations during the periods covered by the Pet Quarters Financial Statements and all prior periods.

       6.15. NO VIOLATION. Consummation of the Exchange will not constitute or result in a breach or default under any provision of any charter, bylaw, indenture, mortgage, lease, or agreement, or any order, judgment, decree, law, or regulation to which any property of Pet Quarters is subject or by which Pet Quarters is bound.

       7. CONDUCT OF WELLSTONE PENDING THE CLOSING. Wellstone covenants that between the date of this agreement and the Closing:

       7.1. No change will be made in Wellstone's certificate of incorporation or bylaws.

       7.2. Wellstone will not make any change in its authorized or issued capital stock, declare or pay any dividend or other distribution or issue, encumber, purchase, or otherwise acquire any of its capital stock other than as provided herein.

       7.3. Wellstone will use its best efforts to maintain and preserve its business organization, employee relationships, and goodwill intact, and will not enter into any material commitment except in the ordinary course of business.

       8. CONDUCT PENDING THE CLOSING

       Pet Quarters, Wellstone and the Shareholders covenant that between the date of this agreement and the Closing as to each of them:

       8.1. No change will be made in the charter documents or by-laws of Pet Quarters or Wellstone.

       8.2. Wellstone and Pet Quarters will use their best efforts to maintain and preserve their business organization, employee relationships, and goodwill intact, and will not enter into any material commitment except in the ordinary course of business.

       8.3. None of the Shareholders will sell, transfer, assign, hypothecate, lien, or otherwise dispose or encumber the Wellstone shares of common stock owned by them.

       9. CONDITIONS PRECEDENT TO OBLIGATION OF WELLSTONE AND THE SHAREHOLDERS

       Wellstone's and the Shareholders' obligation to consummate the Exchange shall be subject to fulfillment on or before the Closing of each of the following conditions, unless waived in writing or by acceptance of Pet Quarters' shares by the Shareholders:

       9.1. PET QUARTERS' REPRESENTATIONS AND WARRANTIES. The representations and warranties of Pet Quarters set forth herein shall be true and correct at the Closing as though made at and as of that date, except as affected by transactions contemplated hereby.

       9.2. PET QUARTERS' COVENANTS. Pet Quarters shall have performed all covenants required by this agreement to be performed by it on or before the Closing.

       9.3. BOARD OF DIRECTOR APPROVAL. This Agreement shall have been approved by the Board of Directors of Pet Quarters.

       9.4. SUPPORTING DOCUMENTS OF PET QUARTERS. Pet Quarters shall have delivered to Wellstone and the Shareholders supporting documents in form and substance reasonably satisfactory to Wellstone and the Shareholders, to the effect that:

       (a) Pet Quarters is a corporation duly organized, validly existing, and in good standing;

       (b) Pet Quarters' authorized capital stock is as set forth herein;

       (c) Certified copies of the resolutions of the board of directors of Pet Quarters authorizing the execution of this agreement and the consummation hereof;

       (d) Secretary's certificate of incumbency of the officers and directors of Pet Quarters;

       (e) Pet Quarters' Financial Statements and unaudited financial statement from the date of Pet Quarters' Financial Statements to close of most recent fiscal quarter; and

       (f) Any document as may be specified herein or required to satisfy the conditions, representations and warranties enumerated elsewhere herein.

       10. CONDITIONS PRECEDENT TO OBLIGATION OF PET QUARTERS

       Pet Quarters' obligation to consummate the Exchange shall be subject to fulfillment on or before the Closing of each of the following conditions, unless waived in writing or by acceptance of Wellstone's shares by Pet Quarters:

       10.1. WELLSTONE'S AND THE SHAREHOLDERS' REPRESENTATIONS AND WARRANTIES. The representations and warranties of Wellstone and the Shareholders set forth herein shall be true and correct at the Closing as though made at and as of that date, except as affected by transactions contemplated hereby.

       10.2. WELLSTONE'S AND THE SHAREHOLDERS' COVENANTS. Wellstone and the Shareholders shall have performed all covenants required by this agreement to be performed by them on or before the Closing.

       10.3. BOARD OF DIRECTOR APPROVAL. This Agreement shall have been approved by the Board of Directors of Wellstone.

       10.4. SHAREHOLDER EXECUTION. This Agreement shall have been executed by all of the Shareholders of Wellstone.

       10.5. SUPPORTING DOCUMENTS OF WELLSTONE. Wellstone shall have delivered to Pet Quarters supporting documents in form and substance reasonably satisfactory to Pet Quarters to the effect that:

       (a) Wellstone is a corporation duly organized, validly existing, and in good standing;

       (b) Wellstone's capital stock is as set forth herein;

       (c) Certified copies of the resolutions of the board of directors of Wellstone authorizing the execution of this agreement and the consummation hereof;

       (d) Secretary's certificate of incumbency of the officers and directors of Wellstone;

       (e) Wellstone's Financial Statements and unaudited financial statements for the period from the date of the Wellstone's Financial Statements to the close of the most recent fiscal quarter; and

       (f) Any document as may be specified herein or required to satisfy the conditions, representations and warranties enumerated elsewhere herein.

       11. SHAREHOLDERS' REPRESENTATIVE. The Shareholders hereby irrevocably designate and appoint Cassidy & Associates, Washington, D.C. as their agent and attorney in fact ("Shareholders' Representative") with full power and authority until the Closing to execute, deliver, and receive on their behalf all notices, requests, and other communications hereunder; to fix and alter on their behalf the date, time, and place of the Closing; to waive, amend, or modify any provisions of this agreement, and to take such other action on their behalf in connection with this agreement, the Closing, and the transactions contemplated hereby as such agent or agents deem appropriate; provided, however, that no such waiver, amendment, or modification may be made if it would decrease the number of shares to be issued to the Shareholders hereunder or increase the extent of their obligation to indemnify Pet Quarters hereunder.

       12. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Wellstone, the Shareholders and Pet Quarters set out herein shall survive the Closing.

       13. ARBITRATION

       13.1. SCOPE. The parties hereby agree that any and all claims (except only for requests for injunctive or other equitable relief) whether existing now, in the past or in the future as to which the parties or any affiliates may be adverse parties, arising out of or in any way based upon this agreement or the transactions to which it relates (regardless of the cause of action), will be resolved by arbitration before the American Arbitration Association within the District of Columbia.

       13.2. CONSENT TO JURISDICTION, SITUS AND JUDGEMENT. The parties hereby irrevocably consent to the jurisdiction of the American Arbitration Association and the situs of the arbitration (and any requests for injunctive or other equitable relief) within the District of Columbia. Any award in arbitration may be entered in any domestic or foreign court having jurisdiction over the enforcement of such awards.

       13.3. APPLICABLE LAW. The law applicable to the arbitration and this agreement shall be that of the State of Delaware, determined without regard to its provisions which would otherwise apply to a question of conflict of laws.

       13.4. DISCLOSURE AND DISCOVERY. The arbitrator may, in its discretion, allow the parties to make reasonable disclosure and discovery in regard to any matters which are the subject of the arbitration and to compel compliance with such disclosure and discovery order. The arbitrator may order the parties to comply with all or any of the disclosure and discovery provisions of the Federal Rules of Civil Procedure, as they then exist, as may be modified by the arbitrator consistent with the desire to simplify the conduct and minimize the expense of the arbitration.

       13.5. RULES OF LAW. Regardless of any practices of arbitration to the contrary, the arbitrator will apply the rules of contract and other law of the jurisdiction whose law applies to the arbitration so that the decision of the arbitrator will be, as much as possible, the same as if the dispute had been determined by a court of competent jurisdiction.

       13.6. FINALITY AND FEES. Any award or decision by the American Arbitration Association shall be final, binding and non-appealable except as to errors of law or the failure of the arbitrator to adhere to the arbitration provisions contained in this agreement. Each party to the arbitration shall pay its own costs and counsel fees except as specifically provided otherwise in this agreement.

       13.7. MEASURE OF DAMAGES. In any adverse action, the parties shall restrict themselves to claims for compensatory damages and/or securities issued or to be issued and no claims shall be made by any party or affiliate for lost profits, punitive or multiple damages.

       13.8. COVENANT NOT TO SUE. The parties covenant that under no conditions will any party or any affiliate file any action against the other (except only requests for injunctive or other equitable relief) in any forum other than before the American Arbitration Association, and the parties agree that any such action, if filed, shall be dismissed upon application and shall be referred for arbitration hereunder with costs and attorney's fees to the prevailing party.

       13.9. INTENTION. It is the intention of the parties and their affiliates that all disputes of any nature between them, arising out of or in any way based upon this agreement or the transactions to which it relates (regardless of the cause of action), be decided by arbitration as provided herein and that no party or affiliate be required to litigate in any other forum any disputes or other matters except for requests for injunctive or equitable relief. This agreement shall be interpreted in conformance with this stated intent of the parties and their affiliates.

       13.10. SURVIVAL. The provisions for arbitration contained herein shall survive the termination of this agreement for any reason.

       14. GENERAL PROVISIONS.

       14.1. FURTHER ASSURANCES. From time to time, each party will execute such additional instruments and take such actions as may be reasonably required to carry out the intent and purposes of this agreement.

       14.2. WAIVER. Any failure on the part of either party hereto to comply with any of its obligations, agreements, or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

       14.3. BROKERS. Each party agrees to indemnify and hold harmless the other party against any fee, loss, or expense arising out of claims by brokers or finders employed or alleged to have been employed by the indemnifying party.

       14.4. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first-class certified mail, return receipt requested, or recognized commercial courier service, as follows:

If to Pet Quarters, to:

Pet Quarters, Inc.
720 East Front Street
Lonoke, Arkansas 72086

If to Wellstone, to:

Wellstone Acquisition Corporation
1504 R Street, N.W.
Washington, D.C. 20009

If to the Shareholders, to:

Cassidy & Associates
1504 R Street N.W.
Washington, D.C. 20009

       14.5. GOVERNING LAW. This agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

       14.6. ASSIGNMENT. This agreement shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns; provided, however, that any assignment by either party of its rights under this agreement without the written consent of the other party shall be void.

       14.7. COUNTERPARTS. This agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures sent by facsimile transmission shall be deemed to be evidence of the original execution thereof.

       14.8. EXCHANGE AGENT AND CLOSING DATE. The Exchange Agent shall be Cassidy & Associates, Washington, D.C. The Closing shall take place on March 6, 2000 unless extended by mutual consent of the parties.

       14.9. REVIEW OF AGREEMENT. Each party acknowledges that it has had time to review this agreement and, as desired, consult with counsel. In the interpretation of this agreement, no adverse presumption shall be made against any party on the basis that it has prepared, or participated in the preparation of, this agreement.

       14.10. SCHEDULES. All schedules attached hereto, if any, shall be acknowledged by each party by signature or initials thereon.

       14.11. EFFECTIVE DATE. This effective date of this agreement shall be March 6, 2000.

       SIGNATURE PAGE TO AGREEMENT AND PLAN OF REORGANIZATION AMONG PET QUARTERS, WELLSTONE AND THE SHAREHOLDERS OF WELLSTONE

       IN WITNESS WHEREOF, the parties have executed this agreement.


PET QUARTERS, INC.


By
  -----------------------------------------

WELLSTONE ACQUISITION CORPORATION


By
  -----------------------------------------

SHAREHOLDERS:

TPG CAPITAL CORPORATION

By
  -----------------------------------------

                              Exhibit A



Number of               Number of
Wellstone Shares        Pet Quarters
To Be                   Shares To Be     Name of
Transferred             Received         Shareholder Address

5,000,000               130,208          TPG Capital Corporation,
                                         1504 R Street, N.W.
                                         Washington, D.C. 20009